Exhibit 99.1

EXHIBIT A

Form of Lock-Up Agreement

[    ], 2025

Bancroft Capital, LLC

as Representative of the Underwriters
501 Office Center Drive, Suite 130

Fort Washington, PA 19034

Ladies and Gentlemen:

The undersigned understands that Bancroft Capital, LLC (the “Representative”) proposes to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Delixy Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”) and the selling shareholders named therein, providing for the registered public offering (the “Public Offering”) of ordinary shares, par value US$0.000005 per share, of the Company (“Ordinary Shares”).

To induce the Representative to enter into the Underwriting Agreement and continue its efforts in connection with the Public Offering, and in light of the benefits that the Public Offering will confer upon the undersigned in its capacity as a security holder and/or an officer or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, during the period commencing on the date hereof and ending one hundred and eighty (180) days after the date of the final prospectus relating to the Public Offering (the “Lock-Up Period”): (1) offer, pledge, sell, contract to sell, grant, lend, or otherwise transfer or dispose of, directly or indirectly, any Ordinary Shares or capital stock of the Company (collectively, “Capital Stock”) or any securities convertible into or exercisable or exchangeable for Capital Stock, whether now owned or hereafter acquired (including any securities acquired pursuant to the Public Offering) by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Securities”); (2) enter into any swap or other arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of the Lock-Up Securities or any securities convertible into or exercisable for any Capital Stock, whether any such transaction described in clause (1) above or this clause (2) is to be settled by delivery of Lock-Up Securities, in cash or otherwise; (3) make any demand for or exercise any right with respect to the registration of any Lock-Up Securities; or (4) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap or other arrangement relating to any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Representative in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Public Offering; provided that no filing under Section 13 or Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement shall be required or shall be voluntarily made during the Lock-Up Period in connection with subsequent sales of Lock-Up Securities acquired in such open market transactions; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member (as defined below) or trust for the benefit of the undersigned or a family member; (c) transfers of Lock-Up Securities to a charity or educational institution; (d) transfers of Lock-Up Securities pursuant to a bona fide third-party tender offer for securities of the Company, merger, consolidation or other similar transaction made to all holders of the Company’s securities involving a Change of Control (as defined below), which transaction is approved by the Board of Directors of the Company, provided that it shall be a condition of the transfer that if the tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s securities subject to this letter agreement shall remain subject to the restrictions herein; or (e) if the undersigned, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c), (d) or (e), it shall be a condition to any such transfer that (i) the transferee/donee agrees to be bound by the terms of this lock-up agreement (including, without limitation, the restrictions set forth in the preceding sentence) to the same extent as if the transferee/donee were a party hereto; (ii) each party (donor, donee, transferor or transferee) shall not be required by law (including without limitation the disclosure requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Exchange Act) to make, and shall agree to not voluntarily make, any filing or public announcement of the transfer or disposition prior to the expiration of the Lock-Up Period; and (iii) the undersigned notifies the Representative at least two (2) business days prior to the proposed transfer or disposition.

For purposes of this letter agreement, “family member” shall mean the spouse or domestic partner of the undersigned, an immediate family member of the undersigned or an immediate family member of the undersigned’s spouse or domestic partner, in each case living in the undersigned’s household or whose principal residence is the undersigned’s household (regardless of whether such spouse, domestic partner or family member may at the time be living elsewhere due to educational activities, health care treatment, military service, temporary internship or employment or otherwise). “Immediate family member” shall have the meaning set forth in Rule 16a-1(e) under the Exchange Act. For purposes of this letter agreement, “Change of Control” means the consummation of any bona fide third party tender offer, merger, consolidation or other similar transaction, in one transaction or a series of related transactions, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company or its subsidiaries, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of a majority of the total voting power of the voting stock of the Company (or the surviving entity).

In addition, the foregoing restrictions shall not apply to (i) the exercise of stock options granted pursuant to the Company’s equity incentive plans; provided that it shall apply to any of the undersigned’s Ordinary Shares issued upon such exercise, (ii) the exercise of warrants or conversion of convertible promissory notes or other convertible securities; provided that it shall apply to any of the undersigned’s Capital Stock issued upon such exercise or conversion, (iii) a contract, instruction or plan (a “Plan”) that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) under the Exchange Act, or (iv) the establishment of any new Plan; provided that, other than as provided herein, no sales of the undersigned’s Ordinary Shares shall be made pursuant to such new Plan prior to the expiration of the Lock-Up Period, and such a Plan may only be established if no public announcement of the establishment or existence thereof and no filing with the Securities and Exchange Commission or other regulatory authority in respect thereof or transactions thereunder or contemplated thereby, by the undersigned, the Company or any other person, shall be required, and no such announcement or filing is made voluntarily, by the undersigned, the Company or any other person, prior to the expiration of the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s securities subject to this lock-up agreement except in compliance with this lock-up agreement.

The undersigned now has, and, for the duration of this letter agreement will have, good and marketable title to the undersigned’s Lock-Up Securities, free and clear of all liens, encumbrances, and claims whatsoever, other than any charitable pledge of such securities that by its terms could not result in any transfer, disposition or distribution of such securities during the Lock-Up Period. If the undersigned is an officer or director of the Company, (i) the undersigned agrees that the foregoing restrictions shall be equally applicable to any securities that the undersigned may purchase in the Public Offering; (ii) the Representative agrees that, at least three (3) business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Lock-Up Securities, the Representative will notify the Company of the impending release or waiver; and (iii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two (2) business days before the effective date of the release or waiver. Any release or waiver granted by the Representative hereunder to any such officer or director shall only be effective two (2) business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer of Lock-Up Securities not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this lock-up agreement to the extent and for the duration that such terms remain in effect at the time of such transfer.

During the Lock-Up Period, the undersigned hereby waives any and all notice requirements and rights with respect to the registration of securities pursuant to any agreement, understanding or anything otherwise setting forth the terms of any security of the Company held by the undersigned, including any registration rights agreement or investors’ rights agreement to which the undersigned and the Company may be party.

The undersigned understands that the Company and the Representative are relying upon this lock-up agreement in proceeding toward consummation of the Public Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors and assigns.

This letter agreement shall automatically terminate and be of no further effect (i) on [    ], 2025, in the event the execution of the Underwriting Agreement shall not have occurred on or before such date (provided that the Company may by written notice to the undersigned prior to [    ], 2025, extend such date for a period of up to an additional three months, in the event that the Underwriting Agreement has not been executed by such date), (ii) prior to the execution of the Underwriting Agreement, upon such date the Company notifies the Representative in writing that it does not intend to proceed with the Public Offering, (iii) if the registration statement filed with the Securities and Exchange Commission in connection with the Public Offering is withdrawn, or (iv) upon the termination of the Underwriting Agreement prior to the Closing Date (as defined in the Underwriting Agreement) in accordance with the terms thereof.

The undersigned consents to receipt of this letter agreement in electronic form and understands and agrees that this letter agreement may be signed electronically. In the event that any signature is delivered by electronic mail, or otherwise by electronic transmission evidencing an intent to sign this letter agreement, such electronic mail or other electronic transmission shall create a valid and binding obligation of the undersigned with the same force and effect as if such signature were an original. Execution and delivery of this letter agreement by electronic mail or other electronic transmission is legal, valid and binding for all purposes.

This lock-up agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

(Name - Please Print)

(Signature)

(Name of Signatory, in the case of entities - Please Print)

(Title of Signatory, in the case of entities - Please Print)

Address:

Exhibit B

Form of Lock-Up Waiver

Reference is made to that certain Underwriting Agreement dated [    ], 2025 (the “Agreement”) by and among Delixy Holdings Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (the “Company”), the selling shareholders named therein, and Bancroft Capital, LLC (the “Representative”), pursuant to which the Representative purchased 2,000,000 Firm Shares. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Agreement.

On behalf of the Underwriters, the Representative hereby waives the provisions of Section 4(k) of the Agreement to permit the Company to [    ].

The Agreement remains in full force and effect, and no other rights are waived or amended by this waiver.

[Signature Page Follows]

EXECUTED as a sealed instrument on _______, 20___.

Bancroft Capital, LLC

By:
Name:
Title:

Delixy Holdings Limited

By:
Name:
Title:

EXHIBIT C

Form of Lock-Up Waiver Press Release

Delixy Holdings Limited

[Date]

Delixy Holdings Limited (the “Company”) announced today that Bancroft Capital, LLC, acting as representative for the underwriters in the Company’s recent public offering of _______ ordinary shares of the Company, is [waiving] [releasing] a lock-up restriction with respect to _______ ordinary shares of the Company held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on _______, 20___, and such ordinary shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.